                                                                     EXHIBIT 3.1


                                      Filed with the Department of State
Microfilm Number                      on AUG 01, 1995
                ---------------

Entity Number   2649623
             ------------------       ------------------------------------
                                      Secretary of the Commonwealth


                      ARTICLES OF INCORPORATION FOR PROFIT
                DSCB:15-1306/2102/2303/2702/2903/7102A (Rev 90)

Indicate type of domestic corporation (check one):

 X   Business-stock (15 Pa.C.S. (S) 1306)                ___ Management (15 Pa.C.S. (S) 2702)
--
     Business-nonstock (15 Pa.C.S. (S) 2102)             ___ Professional (15 Pa.C.S. (S) 2903)
--
     Business-statutory close (15 Pa.C.S. (S) 2303)      ___ Cooperative (15 Pa.C.S. (S) 7102A)
--

     In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

1.  The name of the corporation is:  Parsec Sight/Sound, Inc.
                                     ------------------------
2. The (a) address of this corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) 1518 Allison Drive   Upper St. Clair    PA         15241         Allegheny
    ---------------------------------------------------------------------------
    Number and Street    City               State      Zipcode       County

(b) c/o:  N/A
        -----------------------------------------------------------------------
          Name of Commercial Registered Office Provider              County


    For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4.  The aggregate number of shares authorized is:  100,000 (other provisions, if
                                                   -------
    any, attach 8 1/2 x 11 sheet).

5. The name and address, including street and number, if any, of each incorporator is:

Name                                    Address

Joan E. Marshall                        1300 Oliver Building
------------------------------          ---------------------------------

                                        Pittsburgh, PA  15222
                                        ---------------------------------

6.   The specified effective date, if any, is:
         N/A
         ----------------------------------------------------------------
         month              day             year             hour, if any

7. Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

8. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "Public Offering" within the meaning of the Securities Act of 1933 (15 U.S.C. (S) 77A et seq.).

9. Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is: N/A
                                                                      ---
IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation this 1st day of August, 1995.


                              /s/ Joan E. Marshall
                              --------------------

                              Joan E. Marshall

DOCKETING STATEMENT                BUREAU        USE           ONLY:
DSCB: 15-134A  (Rev 90)            Dept. of State Entity Number___________
DEPARTMENTS OF STATE AND REVENUE
                                   Revenue Box Number_____________________

FILING FEE:  NONE                  Filing Period ______ Date 3  4  5 _____
                                   SIC__________      Report Code ________

This form (file in triplicate) and all accompanying documents shall be mailed to:

                          COMMONWEALTH OF PENNSYLVANIA
                              DEPARTMENT OF STATE
                                 P.O. BOX 8722
                           HARRISBURG, PA  17105-8722

Check proper box:


X   Pa.Business-stock       ___ Pa.Business-nonstock          ___ Pa.Business-Management
--
___ Pa.Professional         ___ Pa.Business-statutory close   ___ Pa.Business-cooperative
___ Pa.Nonprofit-stock      ___ Pa.Nonprofit-nonstock         ___ Foreign-business
___ Foreign-nonprofit       ___ Motor Vehicle for Hire
___ Foreign-Certificate of Authority to D/B/A  ________________________________


Corporation registering as a result of (check box):


 X  Incorporation (PA)       ___ Domestication                 ___ Consolidation
---
___ Authorization of a      ___ Division                      ___ Summary of Record
    foreign corporation


1.  Name of corporation Parsec Sight/Sound, Inc.
                        -------------------------------------------------------
2. Location of (a) initial registered office in PA or (b) the name and county of the commercial registered office provider:

(a) 1518 Allison Drive     Upper St. Clair      PA       15241      Allegheny
    ---------------------------------------------------------------------------
    Number and Street      City                 State    Zipcode    County
    /RD Number and Box

(b) c/o:  N/A
        -----------------------------------------------------------------------
          Name of Commercial Registered Office Provider             County

3.  State or County of Incorporation:  Pennsylvania
                                       ------------
4.  Specified effective date, if applicable:  N/A

5.  Federal Identification Number:  Applied For
                                    -----------
6. Describe principal PA activity to be engaged in, within one year of this application date: Licensing of Patents
                       ------------------------------------------------------
7. Names, residences and social security numbers of the chief executive officer, secretary and treasurer:

              Name and Address                            Title
              Arthur R. Hair
              1518 Allison Drive
              Upper St. Clair, PA  15241                  President
             ----------------------------------------------------------------

              Scott C. Sander                             Vice President/
              851 Valleyview Road                         Secretary/
              Mt. Lebanon, PA  15243                      Treasurer
             ----------------------------------------------------------------
    If professional corporation, include officer's professional license numbers with the respective Pennsylvania Professional Board.

8.  Location of principal place of business:

    1518 Allison Drive      Upper St. Clair          PA          15241
    --------------------------------------------------------------------------
    Number and Street       City                     State       Zipcode
    /RD Number and Box

9. Mailing address if different than #8 (Location where correspondence, tax report form, etc. are to be sent:

    N/A
    --------------------------------------------------------------------------
    Number and Street       City                     State       Zipcode

10. Act of General Assembly or authority under which you are organized or incorporated (Full Citation of statute or other authority; attach a separate sheet if more space is required): Business Corporation Law of 1988, Act of December 21, 1988, P.L. 1444, as amended.

11. Date and state of incorporation or organization (foreign corporation only):
    N/A
    ---------------------------------------------------------------------------

12. Date business started in PA (foreign corporation only): N/A
                                                           ---------------------

13. Is the corporation authorized  to issue capital stock?  X  YES      _____ NO
                                                           ___

14. Corporation's fiscal year ends:  December 31
                                   --------------------------------------------

    This statement shall be deemed to have been executed by the individual who executed the accompanying submittal. See 18 PA C.S. (S) 4904 (relating to unsworn falsification to authorities).